SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of [              ], 2008 (the “Agreement”) by and among Lambert’s Cove Acquisition Corporation, a Delaware corporation (the “Company”), the undersigned party listed as the Initial Unitholder on the signature page hereto (collectively, the “Initial Unitholder”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated [               ], 2008 (“Underwriting Agreement”), with UBS Securities LLC (“UBS”) and Morgan Joseph & Co. Inc. (“MJ” and, together with UBS, the “Representatives”) acting as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 10,000,000 units (not including the underwriters’ over-allotment option) (“Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant (“Warrant”) each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s definitive Prospectus, dated [                 ], 2008 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-149812) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on [                ], 2008 (the “Effective Date”);

WHEREAS, the Initial Unitholder has agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all its units of the Company, as set forth opposite its name in Exhibit A attached hereto (the “Escrow Units”), in escrow as hereinafter provided; each Escrow Unit consists of one share of Common Stock (each an “Escrow Share”) and one warrant (each an “Escrow Warrant”), each Escrow Warrant to purchase one share of Common Stock;

WHEREAS, the Company has entered into a Subscription Agreement with the Initial Unitholder (the “Initial Warrantholder,” and together with status as Initial Unitholder, the “Initial Holder”), dated March 11, 2008 (the “Subscription Agreement”), pursuant to which the Initial Warrantholder has agreed to purchase 3,050,000 of the Company’s warrants (the “Private Warrants”) in a private placement transaction;

WHEREAS, the Initial Warrantholder has agreed as a condition of the sale of the Private Warrants to deposit the Private Warrants with the Escrow Agent as hereinafter provided;

WHEREAS, the Escrow Units, the Escrow Shares, the Escrow Warrants and the Private Warrants, as well as the shares of Common Stock issuable upon exercise of the Escrow Warrants and/or the Private Warrants, are collectively referred to herein as the “Escrow Securities;” and

WHEREAS, the Company and the Initial Holder desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Initial Holder hereby appoints the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.  Deposit of Escrow Securities. On or before the Effective Date, the Initial Holder shall deliver to the Escrow Agent certificates representing its Escrow Securities to be held and disbursed subject to the terms and conditions of this Agreement. The Initial Holder acknowledges and agrees that the certificates representing the Escrow Securities will bear a legend to reflect the deposit of such Escrow Securities under this Agreement.

3.  Disbursement of the Escrow Securities.

3.1.  The Escrow Agent shall hold the Escrow Securities until the termination of their respective Escrow Periods (as defined below). The “Escrow Period” for the Escrow Units, Escrow Shares and Escrow Warrants (and the shares of Common Stock issuable upon exercise of the Escrow Warrants) shall be the period beginning on the date the certificates representing the Escrow Units, Escrow Shares and Escrow Warrants are deposited with the Escrow Agent and ending on the date that is twelve (12) months following the consummation by the Company of its initial Business Combination (as such term is defined in the Registration Statement), except that if the Underwriters’ over-allotment option is not exercised in full or in part, up to 375,000 Escrow Units, including the underlying Escrow Shares and Escrow Warrants, may be released from escrow for cancellation. The “Escrow Period” for the Private Warrants (and the shares of Common Stock issuable upon exercise of the Private Warrants) shall be the period beginning on the date the certificates representing the Private Warrants are deposited with the Escrow Agent and ending on the date that is thirty (30) days following the consummation by the Company of its initial Business Combination (as such term is defined in the Registration Statement). On the termination date of the applicable Escrow Period (the “Release Date”), the Escrow Agent shall, upon written instructions from the Initial Holder, disburse the Initial Holder’s Escrow Securities to such Initial Holder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the applicable Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, that if, after the Company consummates its initial Business Combination (as such term is defined in the Registration Statement), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of common stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice, executed by the Chairman, Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Escrow Securities to the Initial Holder so that it can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.  Rights of Initial Holder in Escrow Securities.

4.1. Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Unitholder shall retain all of its rights as a stockholder of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Shares underlying the Escrow Units.

4.2. Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Initial Unitholder, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3. Restrictions on Transfer. During the applicable Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except for transfers (i) with respect to an Initial Holder who is an entity, to such Initial Holder’s members upon liquidation, (ii) by gift to a member of the Initial Holder’s immediate family or to a trust or other entity, the beneficiary of which is an Initial Holder or a member of an Initial Holder’s immediate family, (iii) by virtue of the laws of descent and distribution upon the death of any Initial Holder, (iv) pursuant to a qualified domestic relations order, (v) to an entity that is an Initial Holder, (vi) to any person or entity controlling, controlled by, or under common control with, an Initial Holder or (vii) with respect to an Initial Holder who is an individual, to an entity controlled by such Initial Holder; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter (as described in Section 4.4 hereof) signed by the Initial Holder transferring the Escrow Securities. During the Escrow Period, the Initial Holder shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in its rights under this Agreement.

4.4. Insider Letters. The Initial Holder has executed a letter agreement with the Representatives and the Company, dated as of the Effective Date, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Holder in certain events, including, but not limited to, the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Holder shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representatives, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8. Standard of Care. The Escrow Agent shall be obligated to perform only the duties, responsibilities or obligations as Escrow Agent expressly set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and the Escrow Agent shall under no circumstances be deemed to be a fiduciary to any party hereto or any other person.

6. Miscellaneous.

6.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2. Third Party Beneficiaries. The Initial Holder hereby acknowledges that the Underwriters, including, without limitation, the Representatives, are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.

6.3. Entire Agreement. This Agreement, together with the Insider Letters and Subscription Agreement as referenced herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

Lambert’s Cove Acquisition Corporation
817 West Peachtree, Suite 550
Atlanta, GA 30308
Attn: Jeffrey C. Levy, Chief Executive Officer

If to an Initial Unitholder, to:

Lambert’s Cove Holdings, LLC
817 West Peachtree, Suite 550
Atlanta, GA 30308
Attn: Jeffrey C. Levy, Co-Managing Member

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
Attn: [                  ]
Fax No.: (212) 509-5150

A copy of any notice sent hereunder shall be sent to:
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Attn: [                ]
Fax: [                     ]

and

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, NY 10020
Tel:(212) 218-3700
Fax: (212) 218-3719

and

Ellenoff, Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attn: Douglas S. Ellenoff, Esq.
Fax No.: (212) 370-7889

and

Clifford Chance LLP
31 West 52nd Street
New York, NY 10019
Attn: Alejandro E. Camacho
Fax: (212) 878-8375

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8. Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent, as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.9. Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

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WITNESS the execution of this Agreement as of the date first above written.

LAMBERT’S COVE ACQUISITION CORPORATION

By: _________________________________
Name: Jeffrey C. Levy
Title:   Chief Executive Officer

CONTINENTAL STOCK TRANSER & TRUST COMPANY

By: _________________________________
Name:
Title:

INITIAL UNITHOLDER LAMBERT’S COVE HOLDINGS, LLC

By:
Name: Jeffrey C. Levy Title: Co-Managing Member

EXHIBIT A

Investor	Investor’s Address and Facsimile Number
Name: LAMBERT’S COVE HOLDINGS, LLC Number of Escrow Units: 2,875,000 Number of Underlying Escrow Shares: 2,875,000 Number of Underlying Escrow Warrants: 2,875,000 Number of Private Warrants: 3,050,000	817 West Peachtree, Suite 550 Atlanta, GA 30308 Facsimile ( )

EXHIBIT B

Escrow Agent Fees

$[1,800 annually] for acting agent escrow fee.

[First year escrow agent fee to be paid at closing.]